Exhibit 21.1
THE SHAW GROUP INC.®
50% and GREATER
OWNED SUBSIDIARIES
(Updated as of October 27, 2010)
1.	ACL Piping, Inc.

2.	Aiton & Co Limited

3.	American Eagle Asset Management, LLC

4.	American Eagle Communities, LLC

5.	American Eagle Communities Midwest, L.L.C.

6.	American Eagle Constructors, LLC

7.	American Eagle Design-Build Studio, LLC

8.	American Eagle Development, LLC

9.	American Eagle Gift Store, LLC

10.	American Eagle Marysville, LLC

11.	American Plastic Pipe and Supply, L.L.C.

12.	Arlington Avenue E Venture, LLC

13.	Associated Valve, Inc.

14.	Atlantic Contingency Constructors, LLC

15.	Badger® Licensing LLC

16.	Badger® Technologies, L.L.C.

17.	Badger® Technology Holdings, L.L.C.

18.	Bellefontaine Gas Producers, LLC

19.	Bellefontaine Leachate Services, L.L.C.

20.	Benicia North Gateway II, L.L.C.

21.	B.F. Shaw, Inc.

22.	Camden Road Venture, LLC

23.	C.B.P. Engineering Corp.

24.	Chimento Wetlands, L.L.C.

25.	Coastal Estuary Services, L.L.C.

26.	Coastal Infrastructure Solutions, LLC

27.	Cojafex B.V.

28.	Convey All Bulk, L.L.C.

29.	Eagle Industries, Inc.

30.	EDS Equipment Company, LLC

31.	EMCON/OWT, Inc.

32.	Emergency Response Services, LLC

33.	Envirogen, Inc.

34.	Environmental Solutions (Cayman) Ltd.

35.	Environmental Solutions of Ecuador S.A. Envisolutec

36.	Environmental Solutions Holding Ltd.

37.	Environmental Solutions Ltd.

38.	Field Services Canada Inc.

39.	Field Services, Inc.

40.	Ft. Leonard Wood Management Company, L.L.C.

41.	GFM Real Estate LLC

42.	GHG Solutions, Inc. (f/k/a Shaw Nuclear Energy Holdings (US), Inc.)

43.	Great Southwest Parkway Venture, LLC

44.	Greater Baton Rouge Ethanol, L.L.C.

45.	Gulf Coast Equipment Rental, Inc.

46.	Hanscom Family Housing, LLC

47.	HL Newhall II, L.L.C.

48.	Holdings Manufacturas Shaw South America, C.A.

49.	Hydro Power Solutions LLC

50.	Integrated Site Solutions, L.L.C.

51.	International Consultants, L.L.C. (f/k/a SWINC Acquisition Five, L.L.C.)

52.	IT Holdings Canada, Inc.

53.	Jernee Mill Road, L.L.C.

54.	Kato Road II, L.L.C.

55.	KB Home/Shaw Louisiana LLC

56.	KIP I, L.L.C.

57.	LandBank Baker, L.L.C.

58.	LandBank Properties, L.L.C.

59.	Leonard Wood Family Communities, LLC (90% Shaw owned)

60.	LFG Specialties, L.L.C.

61.	Liquid Solutions LLC

62.	Liquid Solutions (Bridgeton), LLC

63.	Little Rock Family Housing, LLC

64.	Lone Star Fabricators, Inc.

65.	Manufacturas Shaw South America, C.A.

66.	Millstone River Wetland Services, L.L.C.

67.	MWR, Inc.

68.	Northeast Plaza Venture I, LLC

69.	Norwood Venture I, L.L.C.

70.	Nuclear Energy Holdings, L.L.C.

71.	Nuclear Technology Solutions, L.L.C.

72.	Ontario Ventures I, LLC

73.	Otay Mesa Ventures II, L.L.C.

74.	Pacific Support Group LLC

75.	Pike Properties I, Inc. (Formerly, SAON Properties, Inc.)

76.	Pike Properties II, Inc. (Formerly, Secorp, Inc.)

77.	Pipework Engineering and Developments Limited

78.	Plattsburg Venture, L.L.C.

79.	Power Technologies Asia-Pacific Sdn. Bhd.

80.	Prospect Industries (Holdings), Inc.

81.	PT Stone & Webster Indonesia

82.	Raritan Venture I, L.L.C.

83.	Roche Ltd, Consulting Group

84.	S C Woods, L.L.C.

85.	SELS Administrative Services, L.L.C.

86.	Shaw A/DE, Inc.

87.	Shaw Aiton Australia Pty Limited

88.	Shaw Alaska, Inc.

89.	Shaw Alloy Piping Products, LLC

90.	Shaw Americas, L.L.C.

91.	Shaw APP Tubeline, Inc. (f/k/a Ezeflow (NJ) Inc.)

92.	Shaw AREVA Mox Services, LLC

93.	Shaw Asia Company, Limited

94.	Shaw Beale Housing, L.L.C.

95.	Shaw Beneco, Inc.

96.	Shaw Biofuels, L.L.C.

97.	Shaw California, L.L.C.

98.	Shaw Canada L.P. (f/k/a Stone & Webster Canada L.P.)

99.	Shaw Capital, Inc.

100.	Shaw Capital (Cayman)

101.	Shaw Capital (Nevada), Inc.

102.	Shaw CENTCOM Services, L.L.C.

103.	Shaw CMS, Inc.

104.	Shaw Coastal, Inc.

105.	Shaw Connex, Inc.

106.	Shaw Constructors, Inc.

107.	Shaw Consultants International, Inc. (f/k/a Shaw Consultants, Inc. and Stone & Webster Management Consultants, Inc.)

108.	Shaw Consultants International Limited (f/k/a Stone & Webster Consultants Limited)

109.	Shaw Dunn Limited

110.	Shaw E & I International Ltd.

111.	Shaw E & I Investment Holdings, Inc.

112.	Shaw Energy & Chemicals France SAS

113.	Shaw Energy & Chemicals, Inc.

114.	Shaw Energy & Chemicals International, Inc.

115.	Shaw Energy & Chemicals Limited (f/k/a Stone & Webster Limited)

116.	Shaw Energy Services, Inc.

117.	Shaw Environmental, Inc.

118.	Shaw Environmental International, Inc.

119.	Shaw Environmental & Infrastructure, Inc.

120.	Shaw Environmental & Infrastructure International, Inc.

121.	Shaw Environmental & Infrastructure Massachusetts, Inc.

122.	Shaw Environmental Liability Solutions, L.L.C.

123.	Shaw Europe, Inc. (f/k/a Shaw E & I Russia, Inc.)

124.	Shaw Export Company, S. de R. L. de C.V.

125.	Shaw Fabrication & Manufacturing, Inc.

126.	Shaw Fabrication & Manufacturing International, Inc.

127.	Shaw Fabricators, Inc.

128.	Shaw Facilities, Inc.

129.	Shaw Field Services, Inc.

130.	Shaw FMG, LLC

131.	Shaw Fronek Company (FCI), Inc.

132.	Shaw Fronek Power Services, Inc.

133.	Shaw Ft. Leonard Wood Housing, L.L.C.

134.	Shaw Ft. Leonard Wood Housing II, L.L.C.

135.	Shaw GBB International, LLC

136.	Shaw GBB, LLC (f/k/a Gottlieb, Barnett & Bridges, LLC)

137.	Shaw GBB Maintenance, Inc. (f/k/a GBB Maintenance Company, Inc.)

138.	Shaw Global, L.L.C.

139.	Shaw Global Energy Services, Inc.

140.	Shaw Global Offshore Services, Inc.

141.	Shaw Group Australia Pty Limited

142.	Shaw Group UK Holdings

143.	Shaw Group UK International Services Ltd.

144.	Shaw Group UK Limited

145.	Shaw GRP of California

146.	Shaw Hanscom Housing, L.L.C.

147.	Shaw Heat Treating Service, C.A.

148.	Shaw Home Louisiana, Inc.

149.	Shaw Industrial Supply Co., Inc.

150.	Shaw Infrastructure, Inc.

151.	Shaw Intellectual Property Holdings, Inc.

152.	Shaw International, Inc.

153.	Shaw International, Ltd. (Formerly, Shaw Caribbean (Cayman), Ltd.)

154.	Shaw International Management Services One, Inc.

155.	Shaw International Management Services Two, Inc.

156.	Shaw JV Holdings, L.L.C.

157.	Shaw Knutsford Limited (f/k/a Shaw Power Technologies International Limited™)

158.	Shaw Lancas, C.A.

159.	Shaw Liquid Solutions LLC

160.	Shaw Little Rock Housing, L.L.C.

161.	Shaw Maintenance, Inc.

162.	Shaw Managed Services, LLC

163.	Shaw Management Services One, Inc.

164.	Shaw Manufacturing and Services, Inc.

165.	Shaw Manpower, S. de R.L. de C.V.

166.	Shaw Matamoros Fabrication and Manufacturing, S. de R.L. de C.V.

167.	Shaw Mexican Holdings, S. de R.L. de C.V.

168.	Shaw Mexico Employment Recruiters, S. de R.L. de C.V.

169.	Shaw Mexico, L.L.C.

170.	Shaw Mexico Real Estate Holdings, S. de R.L. de C.V.

171.	Shaw Mid States Pipe Fabricating, Inc.

172.	Shaw Morgan City Terminal, Inc.

173.	Shaw NAPTech, Inc.

174.	Shaw NC Company, Inc. (f/k/a Shaw T&D Company, Inc. and Shaw Energy Delivery Services, Inc.)

175.	Shaw North Carolina, Inc. (f/k/a DE Fossil-Hydro Engineering, Inc.)

176.	Shaw Northeast Housing, L.L.C.

177.	Shaw Northwest Housing, L.L.C.

178.	Shaw Nuclear Energy Holdings (UK), Inc.

179.	Shaw Nuclear Services, Inc.

180.	Shaw Overseas (Far East) Ltd.

181.	Shaw Overseas (Middle East) Ltd.

182.	Shaw Pipe Shields, Inc.

183.	Shaw Pipe Supports, Inc.

184.	Shaw Power Delivery Systems, Inc.

185.	Shaw Power, Inc.

186.	Shaw Power International, Inc.

187.	Shaw Power Services Group, L.L.C.

188.	Shaw Power Services, LLC

189.	Shaw Power Technologies, Inc.™ (formerly Power Technologies, Inc.®)

190.	Shaw Process and Industrial Group, Inc.

191.	Shaw Process Fabricators, Inc.

192.	Shaw Project Services Group, Inc.

193.	Shaw Property Holdings, Inc.

194.	Shaw Remediation Services, L.L.C.

195.	Shaw Rio Grande Holdings, L.L.C.

196.	Shaw Rio Grande Valley Fabrication & Manufacturing, L.L.C.

197.	Shaw-Robotic Environmental Services, L.L.C.

198.	Shaw Rolta Limited (f/k/a Stone & Webster Rolta Limited)

199.	Shaw Services, L.L.C.

200.	Shaw-Shimizu LLC

201.	Shaw SKE&C Middle East, Ltd.

202.	Shaw SSS Fabricators, Inc.

203.	Shaw Stone & Webster Arabia Co., Ltd.

204.	Shaw Stone & Webster Puerto Rico, Inc.

205.	Shaw Sunland Fabricators, LLC

206.	Shaw Sustainable Design Solutions of Illinois, LLC

207.	Shaw Transmission & Distribution Services, Inc. (formerly, Shaw Management Services Six, Inc.)

208.	Shaw Transmission & Distribution Services International, Inc. (f/k/a EDS Puerto Rico, Inc.)

209.	Shaw Tulsa Fabricators, Inc. (f/k/a Shaw Word Industries Fabricators, Inc.)

210.	So-Glen Gas Co., LLC

211.	Stone & Webster Asia, Inc.

212.	Stone & Webster Canada Holding One (N.S.), ULC

213.	Stone & Webster Canada Holding Two, Inc.

214.	Stone & Webster Construction, Inc.

215.	Stone & Webster Construction Services, L.L.C.

216.	Stone & Webster Engineering Projects Private Limited

217.	Stone & Webster Engineering Services Sdn. Bdh.

218.	Stone & Webster Engineering (Thailand) Ltd.

219.	Stone & Webster Holding One, Inc.

220.	Stone & Webster Holding Two, Inc.

221.	Stone & Webster, Inc.

222.	Stone & Webster Insaat ve Muhendislik Limited Sirketi

223.	Stone & Webster International B.V.

224.	Stone & Webster International, Inc.

225.	Stone & Webster International Holdings, Inc.

226.	Stone & Webster Mauritius Limited

227.	Stone & Webster Massachusetts, Inc.

228.	Stone & Webster Michigan, Inc.

229.	Stone & Webster Process Technologies B.V.

230.	Stone & Webster Process Technology, Inc.

231.	Stone & Webster Purchasing, Inc.

232.	Stone & Webster Services, L.L.C.

233.	The LandBank Group, Inc.

234.	The Shaw Group Inc.®

235.	The Shaw Group Inc. Political Action Committee, Inc.

236.	The Shaw Group International Inc.

237.	The Shaw Group UK Pension Plan Limited

238.	The Shaw Group UK 1997 Pension Scheme Limited

239.	The Shaw Group UK 2001 Pension Plan Limited

240.	TVL Lender II, Inc.

241.	United Conversion Services, LLC

242.	Whessoe Piping Systems Limited

243.	Whippany Venture I, L.L.C.

244.	World Industrial Constructors, Inc.

245.	Worldwide Industrial Constructors, Inc.